Exhibit 10.1(d)

SEVENTH AMENDMENT TO SECOND AMENDED
AND RESTATED REVOLVING CREDIT AGREEMENT

        THIS SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of August 6, 2004, is among CAL-MAINE FOODS, INC. (“Borrower”), FIRST SOUTH FARM CREDIT, ACA (“First South”), COÖPERATIEVE CENTRALE RAIFFEISEN–BOERENLEENBANK B.A., “RABOBANK NEDERLAND,” NEW YORK BRANCH, individually and as administrative agent for itself and the other Banks (in such capacity, the “Administrative Agent” and individually, herein “Rabobank”), and HARRIS TRUST AND SAVINGS BANK (“Harris” and collectively with Rabobank and First South, herein the “Banks”).

RECITALS:

        A.        Borrower, the Administrative Agent, and the Banks have entered into that certain Second Amended and Restated Revolving Credit Agreement dated as of February 6, 2002 (such Second Amended and Restated Revolving Credit Agreement, as the same has been amended, and as the same may be further amended or otherwise modified, herein referred to as the “Revolving Credit Agreement”).

        B.        Borrower and Guarantors have requested that the Revolving Credit Agreement be amended as herein set forth and the Administrative Agent and the Banks have agreed to such an amendment on the terms and conditions herein set forth.

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof:

Definitions

    Definitions.        Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Revolving Credit Agreement.

Amendments

        Amendment to Section 5.01(k) – Cash Flow Coverage Ratio. The definition of the term “Fixed Charges” set forth in Section 5.01(k) of the Revolving Credit Agreement is amended in its entirety to read as follows:

“Fixed Charges” means, as of any date of determination, the sum of the following for the Borrower and the Subsidiaries (calculated without duplication on a consolidated basis) for the completed four quarter period immediately proceeding the date of determination or with respect to clause (ii) below, as of the date of determination: (i) all cash interest paid or payable for such period; (ii) the current maturities of long term Debt as carried on the Borrower’s consolidated balance sheet as of the date of determination (including payments made under capital leases); (iii) all cash dividends paid on the capital stock of Borrower for such period; and (iv) all cash paid for the repurchase of the capital stock of Borrower pursuant to Section 5.02(b)(ii) for such period.

        Amendment to Section 5.02(b) – Dividends, etc. Section 5.02(b) of the Revolving Credit Agreement is amended in its entirety to read as follows:

    (b)               Dividends, etc. Declare or pay any dividends, purchase, or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower; provided that the Borrower may:

    (i)               as long as no Event of Default nor any event that with the giving of notice or lapse of time or both would be an Event of Default exists or would result, declare and pay quarterly dividends on its common stock in an aggregate amount not to exceed $500,000 per calendar quarter; and

    (ii)               as long as no Event of Default nor any event that with the giving of notice or lapse of time or both would be an Event of Default exists or would result, repurchase up to 2,000,000 shares of its common stock, provided, however that (A) the aggregate amount paid to repurchase such shares shall not exceed Thirty Million Dollars ($30,000,000); (B) all such repurchases shall occur on or before November 30, 2005; and (C) following each such repurchase and after giving effect to the payment of the purchase price therefore, Borrower shall have a minimum of (1) Twenty Million Dollars ($20,000,000) in cash or cash equivalents and (2) the Revolving Credit Commitments shall exceed the sum of the aggregate outstanding amount of the Advances and Credit Liabilities by Fifteen Million Dollars ($15,000,000) or more.

        Amendment to Exhibit – Compliance Certificate. Exhibit C to the Revolving Credit Agreement is amended in its entirety to read as set forth on Exhibit A hereto.

Conditions Precedent

        Conditions. The effectiveness of Article II of this Amendment is subject to the satisfaction of the following conditions precedent:

        The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;

        No Event of Default nor any event or condition that with the giving of notice or lapse of time or both would be such an Event of Default shall exist;

        All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Administrative Agent and its legal counsel; and

        Borrower shall have paid to the Administrative Agent, in consideration of the accommodations granted by the Banks in this Amendment, an amendment fee in the amount of Seventy-Five Thousand Dollars ($75,000) (the Borrower hereby agreeing to make such payment on or before August 6, 2004 and the Administrative Agent hereby agreeing to pay each Bank that executes this Amendment by August 6, 2004 its pro rata portion (determined based on the Revolving Credit Commitments of the Banks that have executed this Amendment by such date) of such fee promptly after its receipt thereof and the Bank’s execution of this Amendment).

Ratifications, Representations and Warranties

    Ratifications.     The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Revolving Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Documents (including all amendments thereto which include, without limitation, that certain First Amendment and Waiver to Second Amended and Restated Revolving Credit Agreement dated October 14, 2002, that certain Second Amendment to Second Amended and Restated Revolving Credit Agreement dated January 31, 2003, that certain Third Amendment to Second Amended and Restated Revolving Credit Agreement dated September 12, 2003, that certain Fourth Amendment to Second Amended and Restated Revolving Credit Agreement dated December 1, 2003, that certain Fifth Amendment to Second Amended and Restated Revolving Credit Agreement dated March 31, 2004, and that certain Sixth Amendment to Second Amended and Restated Revolving Credit Agreement dated April 14, 2004 (collectively, the “Previous Amendments”)) are ratified and confirmed and shall continue in full force and effect. The liens, security interests, and assignments created and evidenced by the Loan Documents are valid and existing liens, security interests, and assignments of the respective priority recited in the Loan Documents. Each of the parties hereto agrees that: (i) the Loan Documents, as amended hereby and by the Previous Amendments, shall continue to be legal, valid, binding, and enforceable in accordance with their respective terms and (ii) this Amendment is a Loan Document as such term is defined in and used in the Revolving Credit Agreement and the other Loan Documents.

    Representations and Warranties.     To induce the Administrative Agent and the Banks to modify the Revolving Credit Agreement as herein set forth, Borrower and each Guarantor represents and warrants to the Administrative Agent and the Banks that:

        The representations and warranties of Borrower and each Guarantor contained in the Loan Documents, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except for such representations and warranties limited by their terms to a specific date;

        No Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and the Borrower and each Guarantor is in full compliance with all covenants and agreements binding on them contained in the Loan Documents, as amended hereby; and

        AS OF THE DATE OF ITS EXECUTION OF THIS AMENDMENT THERE ARE NO CLAIMS, RIGHTS OF RECOUPMENT OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES, RIGHTS OF RECOUPMENT OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT.

Miscellaneous

        Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Bank or any closing shall affect the representations and warranties or the right of the Administrative Agent and each Bank to rely upon them.

        Reference to Revolving Credit Agreement. Each of the Loan Documents are hereby amended so that any reference in such Loan Documents to the Revolving Credit Agreement shall mean a reference to the Revolving Credit Agreement, as amended hereby.

        Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except neither Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks.

        Counterparts. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

        Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Bank to or for any breach of or deviation from any covenant, condition, or duty by Borrower or any Guarantor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition, or duty.

        Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        Entire Agreement. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER OF THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.

        Executed as of the date first written above.

CAL-MAINE FOODS, INC.
By: /s/ B.J. Raines
B.J. Raines,
Vice President

COOPERATIEVE CENTRALE
RAIFFEISEN-BOERENLEENBANK B.A.
"RABOBANK NEDERLAND", NEW YORK BRANCH, as the Administrative Agent and a Bank
By: /s/ Richard J. Beard
Name: Richard J. Beard
Title: Executive Director
By: /s/ Brett Delfino
Name: Brett Delfino
Title: Executive Director
FIRST SOUTH FARM CREDIT, ACA
By: /s/ J. Andrew Mangialardi
Name: J. Andrew Mangialardi
Title: Vice President
HARRIS TRUST AND SAVINGS BANK
By: /s/ David J. Bechstein
Name: David J. Bechstein
Title: Vice President